Exhibit 99.1



              UNITED RETAIL GROUP ANNOUNCES FIRST QUARTER RESULTS

Rochelle Park, New Jersey, May 14, 2003 - United Retail Group, Inc. (NASDAQ-NMS: "URGI") today announced operating results for the first quarter of fiscal 2003 ended May 3, 2003.

Net sales were $101.5 million compared to $115.6 million in the prior year period. Comparable store sales decreased 12% for the quarter. Net loss was $4.5 million, or $0.35 per share, versus net income of $2.9 million, or $0.21 per diluted share, in the comparable period last year.

The Company had a valuation allowance for the net deferred tax assets in the amount of $2.0 million, which is reflected in the net loss for the quarter.

Raphael Benaroya, the Company's Chairman of the Board, President and Chief Executive Officer, commented, "First quarter results were impacted primarily by the sales decrease which reflects continued weakness in consumer demand coupled with a promotional and competitive environment. During the quarter we were able to keep expenses controlled, despite higher insurance costs and health benefits."

Mr. Benaroya added, "Due to the challenging market conditions, we have been taking proactive steps to improve our position and prospects for the balance of 2003. As previously announced, we suspended our catalog indefinitely and have slowed new store expansion plans until we see an improvement in the retail environment and overall economy. In addition, looking beyond the improvement that would generally be expected with more favorable economic conditions, we are putting in place several merchandising initiatives designed to strengthen the Company even further. To this end, we plan to offer less basic product that is also available at mass-market retailers and instead position AVENUE as a destination for distinctive fashions and coordinated assortments. Product differentiation has been the key to success in specialty retailing and as the large size space is no different, we are responding accordingly."

The Company invites investors to listen to the Company's conference call to discuss first quarter financial performance, as well as ongoing corporate developments. The conference call will be broadcast live today at 11:30 a.m. Eastern Daylight Time and can be accessed by logging on to http://www.vcall.com. Raphael Benaroya and George R. Remeta will participate in the call. Financial and statistical information disclosed during the conference call will be posted on the Company's website at www.unitedretail.com on the "Financial Information - Quarterly Earnings" page.

United Retail Group, Inc. is a specialty retailer of large-size women's fashion apparel, footwear and accessories featuring AVENUE brand merchandise. The Company operates 547 AVENUE(R) stores with 2,369,000 square feet of selling space, as well as the AVENUE.COM(R) website at http://www.avenue.com.

                                      ***

The above release contains certain brief forward-looking statements concerning the Company's operations and performance. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, in some cases have affected the Company's actual results and could cause actual results for fiscal 2003 to differ materially from those expressed or implied in any forward-looking statements included in this release: war risk; changes in weather; consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company's products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the ability of the Company's manufacturers to deliver products in a timely manner; risks associated with foreign sources of production; and risks associated with the financial performance of the private label credit card program that is co-branded with the AVENUE(R) trade name and the name of the issuer of the cards, World Financial Network National Bank.

The reports filed by the Company with the Securities and Exchange Commission contain additional information on these and other factors that could affect the Company's operations and performance.

The Company does not intend to update the forward-looking statements contained in the above release, which should not be relied upon as current after today's date.


Contact: George R. Remeta                         Investor Relations
         Vice Chairman and                        Cara O'Brien/Athan Dounis
         Chief Administrative Officer             Press:  Stephanie Sampiere
         United Retail Group, Inc.                FD Morgen-Walke
         (201) 909-2110                           (212) 850-5600

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
UNITED RETAIL GROUP, INC.                (Unaudited) (Unaudited)
1ST QTR 2003                              13 weeks    13 weeks
 (000'S)                                  ended       ended
                                          May 3,      May 4,      Percent
                                           2003        2002      + or -
                                         ---------   ---------   --------

Net sales                                $101,530    $115,574     -12.2%
Cost of goods sold, including
    buying and occupancy costs             79,361      84,789      -6.4%
                                         ---------   ---------   --------
Gross profit                               22,169      30,785     -28.0%
General, administrative and store
    operating expenses                     26,380      26,013       1.4%
                                         ---------   ---------   --------
Operating (loss) income                    (4,211)      4,772         -
Interest expense, net                         252         204      23.5%
                                         ---------   ---------   --------
(Loss) income before income taxes          (4,463)      4,568         -
Provision for income taxes (1)                 82       1,692         -
                                         ---------   ---------   --------
        Net (loss) income                 ($4,545)     $2,876         -
                                         =========   =========   ========

Weighted average shares outstanding:
        Basic                              12,937      13,204
        Diluted                            12,937      13,433

Net (loss) income per common share:
        Basic                              ($0.35)      $0.22
        Diluted                            ($0.35)      $0.21

Net (loss) income excluding
    valuation allowance:
        Net (loss) income                  (2,552)      2,876
        Net (loss) income per
             diluted common share          ($0.20)      $0.21

(1) Includes a valuation allowance for fiscal 2003 of $2.0 million related to deferred tax assets and net operating loss carryforwards.

=========================================================================

Consolidated Condensed Balance Sheets    (Unaudited) (Unaudited)
                                          May 3,      May 4,
                                           2003        2002
                                         ---------   ---------

Assets
Cash and cash equivalents                 $12,143     $23,141
Inventory                                  67,821      72,255
Other                                       8,269       8,986
                                         ---------   ---------
Total current assets                      $88,233    $104,382

Property and equipment, net                84,924      89,155
Other assets                                2,067       9,551
                                         ---------   ---------

   Total assets                          $175,224    $203,088
                                         =========   =========


Liabilities and Stockholders' Equity

Current liabilities                       $64,591     $60,454

Long-term distribution center financing     3,808       4,805
Long-term capital leases                    5,241       6,652
Other non-current liabilities               7,056       6,440
Stockholders' equity                       94,528     124,737
                                         ---------   ---------

   Total liabilities and
     stockholders' equity                $175,224    $203,088
                                         =========   =========

=========================================================================

Statistics                               (Unaudited)  (Unaudited)
                                          13 weeks    13 weeks
                                          ended       ended
Store Count                               May 3,      May 4,
                                           2003        2002
                                         ---------   ---------

Beginning of period                           553         555
  New                                           0           3
  Closed                                       (6)         (1)
End of period                                 547         557

Selling Square Footage (000's)

Beginning of period                         2,394       2,367
  New / Expansion                               0          13
  Closed                                      (25)         (4)
End of period                               2,369       2,376

Average                                     2,382       2,367

=========================================================================
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